r77q1e.txt


INVESTMENT ADVISORY CONTRACT

PIMCO EQUITY SERIES
840 Newport Center Drive
Newport Beach, California 92660

March 30, 2010

Pacific Investment Management Company LLC
840 Newport Center Drive
Newport Beach, California 92660

Dear Sirs:

This contract dated March 30, 2010 (the "Contract") is between PIMCO Equity Series (the "Trust") and Pacific
Investment Management Company LLC (the "Adviser").
This Contract will confirm the agreement between the Trust and Adviser as follows:

1. The Trust is an open-end investment company which has separate investment portfolios, listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (the "Funds" and each, a "Fund") all of which are subject to this Contract, as supplemented. Additional investment portfolios may be established in the future. This Contract shall pertain to the Funds and to such additional investment portfolios as shall be designated in amendments or Supplements to this Contract, as further agreed between the Trust and the Adviser. The Trust engages in the business of investing and reinvesting the assets of each Fund in the manner and in accordance with the investment objective and restrictions applicable to that Fund as specified in the currently effective Prospectus (the "Prospectus") for the Trust included in the registration statement, as amended from time to time (the "Registration Statement"), filed by the Trust under the Investment Company Act of 1940 (the
"1940 Act") and the Securities Act of 1933 (the "1933
Act"). Copies of the documents referred to in the preceding sentence have been furnished to the Adviser. Any amendments to those documents shall be furnished to the Adviser promptly. Pursuant to a Distribution Contract (the "Distribution Contract"), between the Trust and the Trust's principal underwriter (the "Distributor"), the Trust has employed the Distributor to serve as principal underwriter for the shares of beneficial interest of the Trust. Pursuant to a Supervision and Administration Agreement between the Trust and the Adviser, the Trust has also retained the Adviser to provide the Trust with supervisory, administrative and other services.

2. The Trust hereby appoints the Adviser to provide the investment advisory services specified in this Contract and the Adviser hereby accepts such appointment.

3. (a) The Adviser shall, at its expense, (i) employ or associate with itself such persons as it believes appropriate to assist it in performing its obligations under this Contract and (ii) provide all services, equipment and facilities necessary to perform its obligations under this Contract.
The Adviser may from time to time seek research assistance and rely on investment management resources available to it through its affiliated companies, but in no case shall such reliance relieve the Adviser of any of its obligations hereunder, nor shall the Trust be responsible for any additional fees or expenses hereunder as a result.

(b) The Trust shall be responsible for all of its expenses and liabilities, including compensation of its Trustees who are not affiliated with the Adviser, the Distributor or any of their affiliates; taxes and governmental fees; interest charges; fees and expenses of the Trust's independent accountants and legal counsel; trade association membership dues; fees and expenses of any custodian
(including maintenance of books and accounts and calculation of the net asset value of shares of the Trust), transfer agent, registrar and dividend disbursing agent of the Trust; expenses of issuing, redeeming, registering and qualifying for sale shares of beneficial interest in the Trust; expenses of preparing and printing share certificates, prospectuses and reports to shareholders, notices, proxy statements and reports to regulatory agencies; the cost of office supplies, including stationery; travel expenses of all officers, Trustees and employees; insurance premiums;
brokerage and other expenses of executing portfolio transactions; expenses of shareholders' meetings; organizational expenses; and extraordinary expenses. Notwithstanding the foregoing, the Trust may enter into a separate agreement, which shall be controlling over this Contract, as amended, pursuant to which some or all of the foregoing expenses of this Section 3(b) shall be the responsibility of the other party or parties to that agreement.

4. (a) The Adviser shall provide to the Trust investment guidance and policy direction in connection with the management of the Funds, including oral and written research, analysis, advice, and statistical and economic data and information.
Consistent with the investment objectives, policies and restrictions applicable to the Trust and the Funds, the Adviser will determine the securities and other assets to be purchased or sold or the other techniques to be utilized (including, but not limited to, securities lending) by each Fund and will determine what portion of each Fund shall be invested in securities or other assets, and what portion, if any, should be held uninvested.
The Trust will have the benefit of the investment analysis and research, the review of current economic conditions and trends and the consideration of long-range investment policy generally available to investment advisory clients of the Adviser. It is understood that the Adviser will not, to the extent inconsistent with applicable law, use any material nonpublic information pertinent to investment decisions undertaken in connection with this Contract that may be in its possession or in the possession of any of its affiliates.

(b) The Adviser also shall provide to the officers of the Trust administrative assistance in connection with the operation of the Trust and the Funds, which shall include
(i) compliance with all reasonable requests of the Trust for information, including information required in connection with the Trust's filings with the Securities and Exchange Commission and state securities commissions, and (ii) such other services as the Adviser shall from time to time determine to be necessary or useful to the administration of the Trust and Funds.

(c) As manager of the assets of the Funds, the Adviser shall make investments for the account of the Funds in accordance with the Adviser's best judgment and within the investment objectives, policies, and restrictions set forth in the Prospectus, the 1940 Act and the provisions of the Internal Revenue Code relating to regulated investment companies, subject to policy decisions adopted by the Trust's Board of Trustees.

(d) The Adviser shall furnish to the Trust's Board of Trustees periodic reports on the investment performance of the Trust and its Funds and on the performance of its obligations under this Contract and shall supply such additional reports and information as the Trust's officers or Board of Trustees shall reasonably request.

(e) On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of a Fund as well as other of its clients, the Adviser, to the extent permitted by applicable law, may aggregate the securities to be so sold or purchased in order to obtain the best execution of the order or lower brokerage commissions, if any. The
Adviser may also on occasion purchase or sell a particular security for one or more clients in different amounts. On either occasion, and to the extent permitted by applicable law and regulations, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to such other customers.

(f) The Adviser may cause a Fund to pay a broker which provides brokerage and research services to the Adviser a commission for effecting a securities transaction in excess of the amount another broker might have charged. Such higher commissions may not be paid unless the Adviser determines in good faith that the amount paid is reasonable in relation to the services received in terms of the particular transaction or the Adviser's overall responsibilities to the Trust and any other of the Adviser's clients.

(g) The Adviser may itself, or may cause a Fund to, commence, join in, consent to or oppose the reorganization, recapitalization, consolidation, sale, merger, foreclosure, liquidation or readjustment of the finances of any person or the securities or other property thereof, and to deposit any securities or other property with any protective, reorganization or similar committee. Without limiting the generality of the foregoing, the Adviser may represent a Fund on a creditors' (or similar) committee.

(h) The Adviser shall have sole authority to exercise whatever powers the Trust may possess with respect to any of the assets of a Fund, including, but not limited to, the right to vote proxies, the power to exercise rights, options, warrants, conversion privileges and redemption privileges, and to tender securities pursuant to a tender offer.

(i) The Adviser shall have the authority to enter into any agreements and execute any documents (e.g., any derivatives documentation such as exchange traded and over-the-counter, as applicable) required to meet the obligations of a Fund with respect to any investments made for the Fund which shall include any market and/or industry standard documentation and the standard representations and/or indemnifications contained therein.

5. The Adviser shall give the Trust the benefit of the Adviser's best judgment and efforts in rendering services under this Contract. The Adviser may rely on information reasonably believed by it to be accurate and reliable. As an inducement for the Adviser's undertaking to render services under this Contract, the Trust agrees that neither the Adviser nor its members, officers, directors, or employees shall be subject to any liability for, or any damages, expenses or losses incurred in connection with, any act or omission or mistake in judgment connected with or arising out of any services rendered under this Contract, except by reason of willful misfeasance, bad faith, or gross negligence in performance of the Adviser's duties, or by reason of reckless disregard of the Adviser's obligations and duties under this Contract. This provision shall govern only the liability to the Trust of the Adviser and that of its members, officers, directors, and employees, and shall in no way govern the liability to the Trust or the Adviser or provide a defense for any other person including persons that provide services for the Funds as described in this Contract.

6. In consideration of the services to be rendered by the Adviser under this Contract, each Fund shall pay the Adviser a monthly fee on the first business day of each month, based upon the average daily value (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share) of the net assets of the Fund, during the preceding month, at the annual rates provided for in Exhibit A, as such Exhibit A may be amended from time to time.

If the fees payable to the Adviser pursuant to this Section 6 begin to accrue before the end of any month or if this Contract terminates before the end of any month, the fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion which the period bears to the full month in which the effectiveness or termination occurs. For purposes of calculating the monthly fees, the value of the net assets of each Fund shall be computed in the manner specified in the Prospectus for the computation of net asset value. For purposes of this Contract, a "business day" is any day a Fund is open for business or as otherwise provided in the Trust's Prospectus.

7. (a) This Contract shall become effective with respect to the Funds on March 30, 2010 (and, with respect to any amendment, or with respect to any additional fund, the date of the amendment or Supplement hereto) and shall continue in effect with respect to a Fund for a period of more than two years from that date (or, with respect to any additional fund, the date of the Supplement) and shall continue thereafter only so long as the continuance is specifically approved at least annually (i) by the vote of a majority of the outstanding voting securities (as defined in the 1940
Act) of the Fund or by the Trust's Board of Trustees and
(ii) by the vote, cast in person at a meeting called for such purpose, of a majority of the Trust's trustees who are not parties to this Contract or "interested persons" (as defined in the 1940 Act) of any such party.

(b) This Contract may be terminated with respect to a Fund (or any additional fund) at any time, without the payment of any penalty, by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund or by a vote of a majority of the Trust's entire Board of Trustees on 60 days' written notice to the Adviser or by the Adviser on 60 days' written notice to the Trust. This Contract (or any Supplement hereto) shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

8. Except to the extent necessary to perform the Adviser's obligations under this Contract, nothing herein shall be deemed to limit or restrict the right of the Adviser, or any affiliate of the Adviser, or any employee of the Adviser, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

9. The investment management services of the Adviser to the Trust under this Contract are not to be deemed exclusive as to the Adviser and the Adviser will be free to render similar services to others.

10. It is understood that the names "Pacific Investment Management Company LLC" or "PIMCO" or any derivative thereof or logo associated with those names and other servicemarks and trademarks owned by the Adviser or its affiliates are the valuable property of the Adviser and its affiliates, and that the Trust and/or the Funds may use such names (or derivatives or logos) only as permitted by the Adviser.

11.  	Notices of any kind to be given to PIMCO by the
Trust shall be in writing and shall be duly given if mailed or delivered to PIMCO at 840 Newport Center Drive,
Newport Beach, California 92660, or to such other address or to such individual as shall be specified by PIMCO.
Notices of any kind to be given to the Trust by PIMCO shall be in writing and shall be duly given if mailed or delivered to 840 Newport Center Drive, Newport Beach,
California 92660, or to such other address or to such individual as shall be specified by the Trust.

12.	This Contract may be executed in one or more
counterparts, each of which shall be deemed to be an original.

13.	This Contract shall be construed in accordance with
the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act.

            (a)	If any provision of this Contract shall
be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby and, to this extent, the provisions of this Contract shall be deemed to be severable. To the extent that any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any party hereunder, such provisions with respect to other parties hereto shall not be affected thereby.

            (b)	The captions in this Contract are
included for convenience only and in no way define any of the provisions hereof or otherwise affect their construction or effect.



If the foregoing correctly sets forth the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof.


				Very truly yours,

				PIMCO EQUITY SERIES

				By: /s/ Peter G. Strelow
				Title:	Vice President


ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC
By: /s/ Brent R. Harris
Title:	Managing Director

Investment Advisory Contract
EXHIBIT A
(as of March 30, 2010)
PIMCO Equity Series

					Investment
 					Advisory
Fund					Fee#
-------------------------		----------
PIMCO EqS Pathfinder Fund		0.75%




# 	Each Fund may invest in shares of PIMCO Funds: Private
Account Portfolio Series: Short-Term Floating NAV
Portfolio, a series of PIMCO Funds ("PAPS Short-Term
Floating NAV Portfolio"). PAPS Short-Term Floating NAV Portfolio is offered only to series of the Trust (each an "Investing Fund") or other series of registered investment companies for which PIMCO serves as investment adviser.
PAPS Short-Term Floating NAV Portfolio does not pay an investment advisory fee to PIMCO. By investing in the PAPS Short-Term Floating NAV Portfolio, each Investing Fund and PIMCO agree that a portion of the fee that each Investing
Fund is currently obligated to pay PIMCO as indicated on this Exhibit A, will be designated as compensation for the investment advisory services PIMCO provides to PAPS Short-Term Floating NAV Portfolio under its investment advisory contract with PIMCO. Specifically, to the extent that an Investing Fund invests in the Short-Term Floating NAV Portfolio, a fee of 0.01% of the average daily value (as calculated in Section 6 hereof) of the assets of the Investing Fund so invested shall be designated as compensation to PIMCO for the services provided to the Short-Term Floating
NAV Portfolio.

SUPPLEMENT TO
INVESTMENT ADVISORY CONTRACT

PIMCO Equity Series
840 Newport Center Drive
Newport Beach, California 92660

February 29, 2012

Pacific Investment Management Company LLC
840 Newport Center Drive
Newport Beach, California 92660

RE: PIMCO EqS Long/Short Fund (the "Fund")

Dear Sirs:

As provided in the Investment Advisory Contract between PIMCO Equity Series (the "Trust") and Pacific Investment
Management Company LLC (the "Adviser"), dated March
30, 2010 (the "Contract"), the parties may amend the Contract to add additional series of the Trust, under the same terms and conditions as set forth in the Contract, and at the fee rates set forth in Exhibit A to the Contract, as may be amended from time to time.

The Trust and the Adviser hereby agree to amend the Contract as of the date hereof to add the Fund to Exhibit A.
The current Exhibit A is replaced with the new Exhibit A attached hereto.

Investment Advisory Contract
EXHIBIT A
(as of February 29, 2012)
PIMCO Equity Series



						Investment
						Advisory
Fund						Fee#
--------------------------------------		----------
PIMCO Dividend and Income Builder Fund		0.69%
PIMCO Emerging Multi-Asset Fund			0.90%
PIMCO EqS Dividend Fund				0.69%
PIMCO EqS Emerging Markets Fund			1.00%
PIMCO EqS Long/Short Fund			1.04%
PIMCO EqS Pathfinder FundTM			0.75%


# 	Each Fund may invest in shares of PIMCO Funds: Private
Account Portfolio Series - PIMCO Short-Term Floating NAV Portfolio and PIMCO Funds: Private Account Portfolio Series
- PIMCO Short-Term Floating NAV Portfolio III (each a
"PAPS Short-Term Floating NAV Portfolio," and together, the "PAPS Short-Term Floating NAV Portfolios"), each series of PIMCO Funds. The PAPS Short-Term Floating NAV
Portfolios are offered only to series of the Trust (each an "Investing Fund") or other series of registered investment companies for which PIMCO serves as investment adviser.
The PAPS Short-Term Floating NAV Portfolios do not pay an investment advisory fee to PIMCO. By investing in a PAPS Short-Term Floating NAV Portfolio, each Investing Fund and PIMCO agree that a portion of the fee that each Investing
Fund is currently obligated to pay PIMCO as indicated on this Exhibit A, will be designated as compensation for the investment advisory services PIMCO provides to a PAPS Short-Term Floating NAV Portfolio under its investment advisory contract with PIMCO. Specifically, to the extent that an Investing Fund invests in a Short-Term Floating NAV Portfolio, a fee of 0.005% of the average daily value (as calculated in Section 6 of the Investment Advisory Contract) of the assets of the Investing Fund so invested shall be designated as compensation to PIMCO for the services provided to that Short-Term Floating NAV Portfolio.




	If the foregoing correctly sets forth the Contract between the Trust and the Adviser, please so indicate by signing, dating and returning to the Trust the enclosed copy hereof.



				Very truly yours,

				PIMCO EQUITY SERIES

				By:/S/ Peter G. Strelow
				Title: Vice President




ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC


By:/S/ R. Harris
Title: Managing Director

PIMCO FUNDS, on behalf of its
series PIMCO Funds: Private
Account Portfolio Series - PIMCO
Short-Term Floating NAV
Portfolio and PIMCO Funds:
Private Account Portfolio  Series -
PIMCO Short-Term Floating NAV
Portfolio III


By:/S/ Peter G. Strelow
Title: Vice President